UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 27, 2006

FNB Corp.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Sunset Avenue, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (336) 626-8300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2006, FNB United Statutory Trust II, a Delaware statutory trust (the “Trust”) and a newly formed, wholly owned subsidiary of FNB Corp. (“FNB”), issued $30,000,000 of preferred securities (the “Trust Preferred Securities”) in a private placement pursuant to an applicable exemption from registration. The Trust Preferred Securities mature on June 30, 2036, but may be redeemed at FNB’s option beginning on June 30, 2011. The Trust Preferred Securities require quarterly distributions by the Trust to the holder of the Trust Preferred Securities at a variable rate that will reset quarterly at the three-month LIBOR rate plus 1.32%. Distributions are cumulative and will accrue from the date of original issuance, but may be deferred by FNB from time to time for up to 20 consecutive quarterly periods. FNB has irrevocably and unconditionally guaranteed the payment of all required distributions on the Trust Preferred Securities.

The proceeds of the Trust Preferred Securities received by the Trust, along with proceeds of $928,000 received by the Trust from the issuance of common securities (the “Trust Common Securities”) by the Trust to FNB, were used to purchase $30,928,000 of FNB’s junior subordinated debt securities (the “Debt Securities”), issued pursuant to Junior Subordinated Indenture (the “Indenture”) entered into between FNB and Wilmington Trust Company, as trustee (the “Trustee”). The proceeds of the Debt Securities are being used to fund the cash portion of the merger consideration to the former shareholders of Integrity Financial Corporation in connection with FNB’s acquisition of Integrity Financial Corporation and for general corporate purposes.

The Debt Securities mature on June 30, 2036, but FNB may redeem the Debt Securities, in whole or in part, beginning on June 30, 2011, in accordance with the provisions of the Indenture. The Debt Securities bear interest at a variable rate that will reset quarterly at the three-month LIBOR rate plus 1.32%. Interest is cumulative and will accrue from the date of original issuance but may be deferred by FNB from time to time for up to 20 consecutive quarterly periods.

Either the Trustee or the holders of at least 25% of the aggregate principal amount of the Debt Securities outstanding have a right to accelerate payment of principal outstanding under the Debt Securities if an event of default occurs under the Indenture, which includes any one of the following events:

(a) FNB defaults in the payment of any interest upon any Debt Securities when it becomes due and payable (unless FNB has elected to defer interest payments under the Indenture), and such default continues for a period of 30 days;

(b) FNB defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debt Securities as and when the same shall become due and payable either at maturity, upon call for redemption by declaration of acceleration pursuant to the Indenture, or otherwise;

(c) default in the payment of any interest upon any Debt Securities, following the nonpayment of any such interest for twenty (20) or more consecutive quarterly interest payment periods;

(d) default in the performance, or breach, or any covenant or warranty in the Indenture by FNB and continuance of such default or breach for a period of thirty (30) days after proper notice has been given, to FNB by the Trustee or to FNB and the Trustee by the holders of at least twenty five percent (25%) in aggregate principal amount of the Debt Securities;

(e) the entry by a court having jurisdiction in the premises of a decree or order adjudging FNB a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of FNB under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of FNB or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(f) the institution by FNB of proceedings to be adjudicated a bankrupt or insolvent, or the consent by FNB to the institution of bankruptcy or insolvency proceedings against it, or the filing by FNB of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of FNB or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by FNB in furtherance of any such action;

(g) either (1) a court or administrative or governmental agency or body shall enter a decree or order for the appointment of a receiver of a major bank subsidiary of FNB or all or substantially all of its property in any liquidation, insolvency or similar proceeding, or (2) a major bank subsidiary of FNB shall consent to the appointment of a receiver for it or all or substantially all of its property in any liquidation, insolvency or similar proceeding; or

(h) the Trust voluntarily or involuntarily liquidates, dissolves, winds up its business or otherwise terminates its existence except in connection with (i) the distribution of the Debt Securities to holders of the Trust Common Securities and Trust Preferred Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Preferred Securities, or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Amended and Restated Trust Agreement among the Trustee, FNB and the administrators of the Trust (the “Trust Agreement”).

Under the Trust Agreement, any proceeds received by the Trust upon repayment or redemption of the Debt Securities will be used by the Trust to redeem a pro-rata amount of the Trust Preferred Securities and Trust Common Securities.

The description set forth above of FNB’s guarantee of the Trust Preferred Securities is qualified in its entirety by reference to the Guarantee Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

The descriptions set forth above of the Trust Preferred Securities and Trust Common Securities and the obligations of the Trust pursuant thereto are qualified in their entirety by reference to the Declaration filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

The descriptions set forth above of the Debt Securities and the obligations of FNB pursuant thereto are qualified in their entirety by reference to the Indenture filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Junior Subordinated Indenture dated as of April 27, 2006, between FNB Corp. and Wilmington Trust Company, as trustee.

Exhibit 4.2	Amended and Restated Trust Agreement of FNB United Statutory Trust II dated as of April 27, 2006, among FNB Corp., as sponsor, Wilmington Trust Company, as institutional trustee, and Michael C. Miller and Jerry A. Little, as administrators.

Exhibit 10.1	Guarantee Agreement dated as of April 27, 2006, between FNB Corp. and Wilmington Trust Company, as guarantee trustee, for the benefit of the holders of trust preferred securities.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of FNB’s goals and expectations regarding earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or including the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of FNB’s management and are subject to significant risks and uncertainties that are subject to change based on various factors, many of which are beyond FNB’s control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB CORP.

Date: April 27, 2006	By	/s/ Jerry A. Little
Jerry A. Little
Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Junior Subordinated Indenture dated as of April 27, 2006, between FNB Corp. and Wilmington Trust Company, as trustee.

4.2	Amended and Restated Trust Agreement of FNB United Statutory Trust I dated as of April 27, 2006, among FNB Corp., as sponsor, Wilmington Trust Company, as institutional trustee, and Michael C. Miller and Jerry A. Little, as administrators.

10.1	Guarantee Agreement dated as of April 27, 2006, between FNB Corp. and Wilmington Trust Company, as guarantee trustee, for the benefit of the holders of trust preferred securities.

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